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                                                                      Exhibit 23


                         Clark, Schaefer, Hackett & Co.
                          Certified Public Accountants



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-97586 and 33-97588) of Western Ohio Financial Corporation (the "Company") of our report dated January 25, 1997, on the 1996 consolidated financial statements of the Company, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                                              /s/ Clark, Schaefer, Hackett & Co.

                                              CLARK, SCHAEFER, HACKETT & CO.


Springfield, Ohio
March 26, 1997